EXHIBIT 99.2

VB Clothing Inc.
Introduction of Pro Forma Condensed Financial Statements

(UNAUDITED).

The accompanying unaudited pro forma condensed balance sheet as of September 30, 2012 gives effect to the Acquisition as if the Acquisition occurred on that date. The accompanying unaudited pro forma condensed statement of operations for the twelve month’s ended September 30, 2012, gives effect to the Acquisition as if it occurred on the first day of the period presented.

The fiscal year end of VB Clothing Inc. is September 30, 2012 where as  the fical year end for Vizconnect LLC is December 31, 2012.   The historical statements of operations for the year ended September 30, 2012 were derived from VB Clothing, Inc.’s audited statement of operations for the year ended September 30, 2012  and Vizconnect LLC audited statement of operations for the ten month period ended October 31, 2012.

The unaudited pro forma condensed financial information is provided for information purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the:

•  Accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements;

•  The Company’s historical consolidated financial statements and notes included in the Company’s annual report is on Form 10-K for the fiscal year ended September 30, 2012

•  Vizconnect LLC historical financial statements and notes for the ten months ended October 31, 2012 (included in the 8-K filing).

VB Clothing Inc.
( A Development Stage Company)
Proforma Balance Sheets

	As of September 30, 2012 VB Clothing Inc.	As of October 31, 2012 Viz Connect LLC	Combined	Proforma Adjustments	Proforma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$342	$20,422	$20,764	$-	$20,764
Prepaid expenses	-	13,560	13,560	-	13,560

Total assets	$342	$33,982	$34,324	$-	$34,324

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$2,630	$98,525	$101,155	$-	$101,155
Advance from shareholder	2,925	-	2,925	-	2,925
Loans payable	-	270,000	270,000	-	270,000
Note payable - related party	-	22,500	22,500	-	22,500
Note payable	-	15,000	15,000	-	15,000

Total current liabilities	5,555	406,025	411,580	-	411,580

Stockholders' (Deficit) Equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none	-	-	-	-	-
share issued and outstanding as of September 30, 2012 and 2011
Common stock: $0.001 par value, 70,000,000 shares authorized,
45,000,000 shares issued and outstanding at September 30, 2012	48,500	-	48,500	(3,500)	54,750
Additional paid-in capital	-	-	-	(50,213)	(50,213)
Accumulated deficit	(53,713)	(372,043)	(425,756)	-	(372,043)

Total stockholders’ deficit	(5,213)	(372,043)	(377,256)	(53,713)	(367,506)

Total liabilities and stockholders’ deficit	$342	$33,982	$34,324	$(53,713)	$44,074

See Notes to Financial Statements.

VB Clothing Inc.
( A Development Stage Company)
Proforma Statement of Operations

	For the twelve months eneded September 30, 2012 VB Clothing Inc.	For the ten months eneded October 31, 2012 Viz Connect LLC	Combined	Proforma Adjustments	Proforma Consolidated
REVENUE
Subscription Revenue	$-	$13,600	$13,600	$-	$13,600

Total Revnue	-	13,600	13,600	-	13,600

OPERATING EXPENSES
Programming, Hosting & Technology Expense	-	85,362	85,362		85,362
Professional Fees	-	65,369	65,369		65,369
General and Administrative	41,098	37,950	79,048		79,048
Selling Expense	-	8,534	8,534	-	8,534
Total Operating Expenses	41,098	197,215	238,313	-	238,313

Loss From Operations	(41,098)	(183,615)	(224,713)	-	(224,713)

Interest expense	-	(10,422)	(10,422)		(10,422)

NET LOSS	$(41,098)	$(173,193)	$(214,291)	$-	$(214,291)

Basic and diluted loss pet common share					$(0.01)

Weighted average shares outstanding					23,110,530

See Notes to Financial Statements.

VB Clothing Inc.

Notes to Unaudited Pro Forma Condensed Financial Statements

(1) Pro Forma Adjustments

VB Clothing Inc. ended its fiscal year on September 30, 2012. The Vizconnect LLC period ended on October 31, 2012. The unaudited pro forma condensed statement of income for the year ended September 30, 2012 is derived from VB Clothing Inc.’s audited statement of income for the year ended September 30, 2012 and the Vizconnect LLC’s audited statement of income for the ten month period ended October 31, 2012.

Pro forma adjustments were made to the unaudited pro forma condensed balance sheet to reflect the transaction to issue 6,250,000 shares of  VB Clothing Inc. and cancel 10,000,000 shares from the principal stockholder of VB Clothing, Inc.